Exhibit 5.1
                                                                     -----------

          LETTERHEAD OF ALVERSON, TAYLOR, MORTENSEN, NELSON & SANDERS


February 11, 2004

Inyx, Inc.
825 Third Avenue, 40th Floor
New York, New York 10022

Re: Form SB-2 Registration Statement relating to the registration of 26,505,000 shares of common stock, $.001 par value of Inyx, Inc. for resale.

Ladies and Gentlemen:

         We are acting as counsel for Inyx, Inc. a Nevada corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form SB-2 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 26,505,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company which will be offered by selling shareholders.

         In that connection, we have examined the Form SB-2 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of the Company's (1) Restated Articles of Incorporation, (2) By-laws, (3) Minutes of a Meeting of the Board of Directors dated December 2, 2003, and other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

         We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the original thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering original or copies of documents by us were competent to execute and deliver such documents. Based upon the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares being sold have been validly issued by the Company, are fully paid and nonassessable.

Page Number: 2
         Continuing Letter: February 11, 2004
         -----------------

         The opinions expressed above are subject to the following assumptions and qualifications:

         a. Matters of Fact; Reliance. As to all matters of fact relevant to our conclusions and not independently investigated, we have relied solely upon (i) the representations and statements of officers/representatives of the Company; and (ii) the certificates of public officials and public records. We have made no independent investigation as to the accuracy, completeness or fairness of any representation, warranty, data or other information written or oral, made or furnished in or in connection with the Common Stock.

         b. General Assumptions. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic as of the date of this opinion and all official public records are a accurate and complete.

         c. Applicable Law. Our opinions above are limited in all respects to the laws of the State of Nevada and the laws of the United States of America which, in the case of the laws of the State of Nevada and the laws of the United States of America, are in our experience normally applicable to the Shares of the type issued by the Company.

         We are furnishing this opinion letter to you solely for your benefit and in connection with your filing of the Registration Statement with the Securities and Exchange Commission which shall include this opinion as an exhibit. Other than use in conjunction with the Registration Statement, this opinion letter shall not be relied upon by any other person and, without our prior consent, this opinion may not be furnished to any other person or entity, and may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report. This opinion letter is delivered as of the date hereof and we disclaim any responsibility to update this opinion letter at any time following the date hereof.

                                                    Sincerely,

                                                    ALVERSON, TAYLOR, MORTENSEN,
                                                          NELSON & SANDERS